Exhibit 99.1

Natus Medical Announces Record 2008 First Quarter Financial Results

- 73% Increase in Net Income Leads to Record First Quarter Results

- 2008 Guidance Increased

SAN CARLOS, Calif.--(BUSINESS WIRE)--Natus Medical Incorporated (Nasdaq:BABY) today announced financial results for the three months ended March 31, 2008.

For the first quarter ended March 31, 2008, revenue increased 36% to $36.9 million, compared to $27.1 million reported in the comparable quarter of the previous year. Net income increased 73% to $2.6 million, or $0.11 per diluted share, for the first quarter of 2008, compared with net income of $1.5 million, or $0.07 per share, for the first quarter of 2007.

Jim Hawkins, President and Chief Executive Officer of the Company said, “I am very pleased with our results for the first quarter of 2008. We had an excellent first quarter led by strong sales of our newborn hearing screening products. A highlight was the introduction of the ALGO 5, our next generation hearing screener. We also were able to resume domestic shipments of the Olympic Cool-Cap during the quarter, filling substantially our entire backlog.

“We completed the integration of Xltek ahead of schedule, with Xltek contributing to both the revenue and earnings growth during the quarter. Our world class sales organization again showed their ability to add new products while increasing sales, as we successfully realigned our domestic sales organizations into two distinct groups focused on Newborn Care and Neurology,” added Hawkins. “We also recently announced our agreement to acquire Sonamed, a manufacturer of hearing screening products, which we expect to close by the end of May. Sonamed’s device and disposable supply model with high gross profits is an ideal fit for Natus.

“I remain very excited and optimistic for our prospects in 2008 as we look to achieve our goal of 50% earnings growth. We continue to remain confident in our strategy of combining internal growth with accretive acquisitions to build a focused and highly profitable medical device company,” said Hawkins.

As of March 31, 2008 the Company had cash, cash equivalents, and short-term investments of $12.6 million, revolving and term debt of $35.6 million, stockholders' equity of approximately $118 million, and working capital of approximately $22 million. The Company raised approximately $15.4 million in April 2008 in a public offering of 885,500 shares of its common stock.

2008 Guidance

Natus increased its revenue and earnings guidance for the full year 2008. For the full year 2008, the Company now expects revenue to range from $161 million to $162 million and earnings per share to range from $0.70 to $0.72. The Company had previously said revenue would be approximately $160 million and earnings per share would range from $0.68 to $0.70.

Natus also announced revenue and earnings guidance for the second quarter of 2008. For the second quarter 2008, the Company expects revenue to range from $38.0 million to $39.0 million and earnings per share to range from $0.14 to $0.15. This compares to revenue of $28.3 million and earnings per share of $0.10 reported in the second quarter of 2007.

The Company’s 2008 guidance does not include the impact of the acquisition of Sonamed. Natus plans to update its annual guidance after the Sonamed acquisition closes. The guidance is on a GAAP basis, including the impact of expensing employee equity-based compensation, however it does not include the impact of any one-time acquisition or restructuring related charges that may be incurred in 2008. All earnings per share amounts are on a diluted basis.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today (8:00 a.m. Pacific Time). Individuals interested in listening to the conference call may do so by dialing (866) 510-0711 for domestic callers, or (617) 597-5379 for international callers, and entering reservation code 95788733. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (888) 286-8010 for domestic callers, or (617) 801-6888 for international callers, and entering reservation code 81347534.

The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and newborn care. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding completion of the Sonamed transaction, future revenue and earnings growth, and anticipated revenue and profitability for the second quarter and full year 2008. These statements relate to future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, and risks associated with bringing new products to market and integrating acquired businesses. Natus disclaims any obligation to update information contained in any forward-looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2007, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March	March
	2008	2007
	--------	--------

Revenue	$36,859	$27,050
Cost of revenue	14,005	10,175
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Gross profit	22,854	16,875
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Operating expenses:
Marketing and selling	9,876	6,496
Research and development	3,827	3,824
General and administrative	4,856	4,108
	--------	--------
Total operating expenses	18,559	14,428
	--------	--------
Income from operations	4,295	2,447
	--------	--------
Other income/(expense):
Interest income	138	186
Interest expense	(545)	-
Other income, net	408	55
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Total other income/(expense)	1	241
	--------	--------
Income before provision for income tax	4,296	2,688

Provision for income tax	1,669	1,169
	--------	--------
Net income (loss)	$ 2,627	$ 1,519
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Earnings (loss) per share:
Basic	$ 0.12	$ 0.07
Diluted	$ 0.11	$ 0.07

Weighted-average shares used to compute
Basic earnings per share	21,742	21,466
Diluted earnings per share	22,977	22,734

CONTACT:
Natus Medical Incorporated
Steven J. Murphy, Chief Financial Officer, 650-802-0400
InvestorRelations@Natus.com